Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Kronos Bio, Inc. is filed on behalf of each of the undersigned.

Dated: June 20, 2025

/s/ Norbert Bischofberger, Ph.D.
Norbert Bischofberger, Ph.D.

Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the David Michael Anthony Dynasty GST Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the David Michael Anthony Dynasty GST Non-Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Irene Alisha Bischofberger Dynasty GST Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee

Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Irene Alisha Bischofberger Dynasty GST Non-Exempt Trust dated April 29, 2020

By:	/s/ Norbert Bischofberger, Ph.D.
Name:	Norbert Bischofberger, Ph.D., Trustee